FINAL FORM

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of December 24, 2024 (this “Agreement”), among [**], a Delaware limited liability company, as collateral agent (the “Agent”) on behalf of the Buyers now or hereafter party to the Securities Purchase Agreement (defined below), FOLD HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), FOLD, INC., a Delaware corporation (together with its successors and assigns, “Fold OpCo”), the other signatories hereto as debtors (together with their successors and assigns, the Company and any other debtor parties party to this Agreement from time to time pursuant to Section 8, or the Securities Purchase Agreement (as defined below), collectively, the “Debtors”, and each individually, a “Debtor”).

WITNESSETH:

WHEREAS, the Company has entered into a Securities Purchase Agreement dated as of the date hereof (as it may hereafter be amended or restated, the “Securities Purchase Agreement”), with the Agent and the buyers party thereto;

WHEREAS, it is a condition to the obligations of the Buyers (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement that this Agreement be duly executed and delivered; and

WHEREAS, each of the Debtors derives financial benefit from the financing being made available to the Company pursuant to the Securities Purchase Agreement and Fold OpCo has guaranteed the Obligations (as defined below) of the Company owing to Agent and Buyers pursuant to the Guaranty (as defined below).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1
SECURITY INTEREST. Each Debtor hereby assigns and grants to the Agent on behalf of the Buyers, a security interest in all of the following assets of such Debtor, now owned, existing or hereafter created or acquired (the “Collateral”):
(a)
All accounts (whether tangible or electronic), contract rights, chattel paper (whether tangible or electronic), instruments, deposit accounts, letter of credit rights, payment intangibles (whether tangible or electronic) and general intangibles, including all amounts owing to such Debtor from a factor and choses in action; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b)
All inventory, including all materials, work in process and finished goods.

(c)
All goods, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, vessels, appliances, furniture, special and general tools, fixtures, test and quality control devices, all goods subject to a certificate of title, and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with such Debtor’s businesses and all improvements thereto.

(d)
All notes, documents (including, if applicable, electronic documents), certificates of deposit, securities and investment property of every type, including, all Equity Interests in any and all Persons owned or hereafter acquired by such Debtor. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(e)
All Equity Interests, regardless of class or designation, owned or hereafter acquired by such Debtor in any and all Persons including without limitation each of the issuing entities described in Schedule I hereto, and any warrants, options, purchase rights, conversion or exchange rights, voting, managerial and control rights, calls or claims of any character with respect to any such Equity Interests (collectively, the “Pledged Interests”), and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including (i) the right to request, after the occurrence and during the continuation of an Event of Default, that the Pledged Interests be registered in the name of Agent or any of its nominees, (ii) any certificates representing the Pledged Interests, (iii) the right to receive any certificates representing any of the Pledged Interests, (iv) the right to require that same be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by the applicable Debtor, (v) all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and (vi) all economic rights, dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Interests, whether now owned or hereafter acquired by such Debtor (the Pledged Interests and any other collateral pledged pursuant to this Section 1(e) are referred to herein, collectively, as the “Pledged Collateral”).

(f)
All general intangibles, including, but not limited to: (i) all patents, and all unpatented or unpatentable inventions, (ii) all trademarks, service marks, and trade names, (iii) all copyrights and literary rights, (iv) all computer software programs, (v) all mask works of semiconductor chip products, and (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles, all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(g)
All controllable accounts, controllable electronic records, controllable payment intangibles, Electronic Chattel Paper, Electronic Documents, Electronic Money and Transferable Records.

(h)
All negotiable and nonnegotiable documents of title covering any Collateral.

(i)
All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(j)
All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(k)
[Reserved].

(l)
All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

(m)
[Reserved].

(n)
All contracts, other agreements or undertakings between a Debtor and one or more additional parties.

(o)
[Reserved].

(p)
All proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurances, indemnity, warranty or guaranty payable to such Debtor from time to time with respect to any of the foregoing.

Subject to the foregoing, if any item of Collateral also constitutes collateral granted to Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provision or provisions contained in this Agreement shall control.

Notwithstanding anything to the contrary in this Agreement, Collateral shall not include, and the security interest created under this Section 1 shall not attach to, and no representation, warranty or covenant contained herein or any other Transaction Document shall apply to, (A) the Equity Interests in any Excluded Subsidiary that is a Direct Foreign Subsidiary of any Debtor in excess of 65% of the voting securities and related interests and rights owned by such Debtor in such Excluded Subsidiary that is a Direct Foreign Subsidiary so long a pledge in excess of such percentage would result in a material adverse tax consequence, (B) any assets of any Excluded Subsidiary (including Equity Interests in any Foreign Subsidiaries owned by such Excluded Subsidiaries), (C) any interest of any Debtor as a lessee or sublessee under a real property lease or owner of fee-owned real property; (D) any rights or interest of any Debtor in any contract, lease, permit, license, charter or license agreement or any property subject thereto (including pursuant to a purchase money security interest, capital lease or similar arrangement to the extent permitted hereunder) if, (i) under the terms of applicable laws with respect thereto, the grant of a Lien therein would be prohibited as a matter of law or (ii) under the terms of such contract, lease, permit, license, charter or license agreement, the grant of a Lien therein would violate or invalidate, or result in a breach, default or right of termination in favor of any other party (other than any Debtor) of such contract, lease, license or agreement or purchase money arrangement or capital lease, (E) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby or would require the consent or approval of any Governmental Entity; provided, that (i) the exclusions referred to in clauses (D) and (E) shall in no way be construed to apply to the extent (x) any described prohibition, restriction or consent requirement would be rendered ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any applicable jurisdiction or other applicable laws, or (y) any consent or waiver has been obtained that would permit the Lien notwithstanding the prohibition or restriction on the pledge of such asset); and (ii) immediately at such time as the contractual or legal prohibition or restriction referred to in clause (D) and/or (E) shall no longer be applicable, Collateral shall include (and such security interest shall attach to) any portion of such interests described in clause (D) and/or (E); (F) margin stock and, to the extent (i) prohibited by the terms of, creating an enforceable right of termination in favor of any other party thereto (other than any Debtors) or requiring the consent of one or more third parties (other than a Debtor or any of its Subsidiaries) under and/or (ii) any pledge could give rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party (other than a Debtor or any of its Subsidiaries) pursuant to, any applicable organizational documents, joint venture agreement or shareholders’ agreement; (G) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; and (H) cash or cash equivalents maintained in any account that are comprised of (i) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of the employees of a Debtor or any of its Subsidiaries, (ii) funds used or to be used to pay any taxes required to be collected, remitted or withheld and (iii) other funds which any Debtor holds as an escrow or fiduciary for the benefit of any third person (collectively, the “Excluded Deposit Accounts”); (I) any Permitted Safe Note Collateral securing a Debtor’s obligations under the Permitted Safe Notes, (J) any Permitted Treasury Collateral securing the Permitted Treasury Indebtedness, and (K) any Excluded Bitcoin and the account(s) holding such Excluded Bitcoin (the assets in clauses (A) through (K) of this paragraph are referred to herein as the “Excluded Assets”); provided, that if and when any property shall cease to be an Excluded Asset, a Lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds thereof (except to the extent such Proceeds are Excluded Assets), including without limitation for purposes of clause (A) and (B) above, Excluded Assets shall only apply to Equity Interests in and assets of Excluded Subsidiaries and, with respect to any particular Excluded Subsidiary, only for so long as such Excluded Subsidiary remains an Excluded Subsidiary. Accordingly, in the event an existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason (including without limitation by operation of a change in applicable law), 100% of the Equity Interests owned by the Debtors in such former Excluded Subsidiary shall be pledged hereunder by the applicable Debtor(s) (such pledge being automatically deemed effective upon and simultaneously with such former Excluded Subsidiary’s ceasing to be an Excluded Subsidiary) and such former Excluded Subsidiary shall be required to join this Agreement as a Debtor in order to pledge all of its assets as Collateral, as provided further herein.

2
DEFINITIONS. Capitalized terms used, but not defined, in this Agreement have the meaning set forth in the Securities Purchase Agreement. All other capitalized terms contained in this Agreement and not defined in this Agreement or the Securities Purchase Agreement shall have, when the context so indicates, the meanings provided for by the UCC (including, without limitation, investment property, document, controllable accounts, controllable electronic records, controllable payment intangibles and electronic chattel paper). As used herein, (a) to the extent that the UCC of any particular jurisdiction has been or shall be amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in (or amended by) such amendments are used (or shall be used, as of the date of such amendments) herein as so defined (or amended) as adopted by and in effect in such jurisdiction, and (b) to the extent that the UCC of any particular jurisdiction has not been amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in the 2022 Amendments shall be used herein with respect to such jurisdiction as if the UCC of such jurisdiction were amended to incorporate the provisions of the 2022 Amendments as provided in the 2022 Amendments. In addition, when used in this Agreement, including in any Schedule, Exhibit or Annex hereto, the defined terms contained in Exhibit C to this Agreement shall have the meanings set forth therein and the following terms shall have the following meanings:

“2022 Amendments” means the Uniform Commercial Code Amendments (2022) approved and recommended for enactment in all the states by the Uniform Law Commission (Nat’l Conf. of Commissioners on Unif. State Laws, 2022).

“Article 12 Collateral” means all assets of the Debtor consisting of (i) controllable accounts, (ii) controllable electronic records, (iii) controllable payment intangibles, (iv) Electronic Chattel Paper, (v) Electronic Documents and (vi) Electronic Money.

“Bankruptcy Code” means (i) the Bankruptcy Code of the United States, (ii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief legal requirements of the United States or other applicable jurisdictions from time to time in effect which permit a debtor to obtain a stay or a compromise of the claims of its creditors or which otherwise affect the rights of creditors generally, and (iii) any provisions of corporate statutes of like effect where such statutes are used by a Person to propose an arrangement of such Person’s debts.

“Bitcoin” means one unit of the digital currency traded under the ticker symbol “BTC.”

“Bitcoin Collateral” means 300 Bitcoin that is subject to the Custodian Control Agreement.

“Control” means (i) with respect to any deposit account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any securities account, security entitlement, commodity contract or commodity account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any uncertificated security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any certificated security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to letter-of-credit rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any Transferable Record, control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the UETA as in effect in the jurisdiction relevant to such Transferable Record.

“Custodian Control Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Debtor with Article 12 Collateral that constitutes Collateral maintained or held with any Custodian at which such controllable electronic record is at any time maintained which: (i) contains an election by such Custodian to treat such Article 12 Collateral as “financial assets” (within the meaning of Article 8 of the Uniform Commercial Code of the applicable jurisdiction); (ii) provides that such Custodian (A) agrees that upon receipt of notice from Agent stating that an Event of Default has occurred and is continuing, it will comply with instructions originated by Agent directing the transfer or redemption of the financial assets in the account without further consent by such Debtor) and (B) subject to customary exception, waives any lien, security interest or right of setoff it may have with respect to such Collateral and (iii) provides that Agent shall obtain Control of any such Article 12 Collateral.

“Custodian” means any custodian, securities intermediary, brokerage, exchange or other Person who provides brokerage account, deposit account, securities account, or other similar account (including electronic wallets or electronic money) for purposes of maintaining, holding, trading, receiving, disposing or otherwise conducting transactions involving Article 12 Collateral.

“Debtor Laws” means (i) all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, and (ii) general equitable principles from time to time in effect affecting the rights of creditors generally.

“Direct Foreign Subsidiary” means any subsidiary of a Debtor, or of a Domestic Subsidiary of a Debtor, (i) a majority of whose voting securities are directly owned by a Debtor or Domestic Subsidiary of a Debtor and (ii) that is not a Domestic Subsidiary.

“Domestic Subsidiary” means any direct or indirect subsidiary of a Debtor that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“Electronic Chattel Paper” means “electronic chattel paper” or “chattel paper” which is evidenced by a copy of an electronic record, in each case as defined in the UCC of any applicable jurisdiction.

“Electronic Document” means a document (as defined in the UCC) evidenced by a record consisting of information stored in an electronic medium.

“Electronic Money” has the meaning specified in the UCC.

“Equity Interest” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Event of Default” has the meaning given to such term in the Notes (as defined in the Securities Purchase Agreement).

“Excluded Bitcoin” means any Bitcoin and the account(s) holding such Bitcoin of any Debtor that is not Bitcoin Collateral.

“Excluded Subsidiary” means any Foreign Subsidiary for which (i) the provision of a guarantee by such Foreign Subsidiary of any indebtedness or other obligations incurred by any Debtor hereunder or under any other Transaction Document, (ii) the pledge by such Foreign Subsidiary of any assets of such Debtor as security for payment of any indebtedness or other obligations incurred by any Debtor hereunder or any other Transaction Document, (iii) the pledge by any Debtor of 100% of the voting capital stock of such Foreign Subsidiary as security for the payment of the indebtedness or other obligations incurred by any Debtor hereunder or under any Transaction Document, would result in material adverse tax consequences to any Debtor (as reasonably determined by such Debtor in consultation with the Agent) under Section 956 of the United States Internal Revenue Code, and the regulations promulgated thereunder, as amended (“Section 956”) or (iv) any Subsidiary formed solely in connection with a Subsidiary Acquisition that is merged out of existence upon consummation of the Subsidiary Acquisition; provided that, concurrently with such consummation of the Subsidiary Acquisition, the Company agrees to, or to cause such surviving entity, to become a Guarantor and execute a joinder to this Agreement.

“Foreign Subsidiary” means any Direct Foreign Subsidiary of a Debtor, and any directly or indirectly owned subsidiary (other than a Domestic Subsidiary) of a Direct Foreign Subsidiary.

“Guaranty” means the Guaranty in favor of Agent and Buyers by Fold OpCo and each other Subsidiary of the Company required to provide a guarantee of the Obligations pursuant to the terms of the Securities Purchase Agreement or this Agreement, in form and substance satisfactory to Agent and Buyers.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Material Subsidiary” means, as of any date of determination, each Subsidiary of a Debtor (a) whose total revenue as of the most recently ended Fiscal Quarter (when taken together with the total revenue of all Immaterial Subsidiaries over such Fiscal Quarter) is equal to or greater than 15.0% of the consolidated gross revenues of the Debtors for such period, in each case determined in accordance with GAAP or (b) total assets as of such date of determination, (when taken together with the total assets of all Immaterial Subsidiaries) is equal to or greater than $4,000,000.

“Obligations” means and includes each Debtor’s payment obligations under the Securities Purchase Agreement, the Notes (as defined in the Securities Purchase Agreement), the Guaranty and the other Transaction Documents (other than the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any equity instrument), including all unpaid principal and accrued and unpaid interest and any premium (including, without limitation, interest that accrues during the pendency of, or premiums that become owed upon the occurrence of, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under the Transaction Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of each Debtor to any Buyer and/or the Agent arising under this Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Obligations shall not include any obligations to convert to equity or any equity obligations or instruments.

“Permitted Safe Note” has the meaning given to such term in the Notes (as defined in the Securities Purchase Agreement.

“Permitted Safe Note Collateral” has the meaning given to such term in the Notes (as defined in the Securities Purchase Agreement.

“Permitted Treasury Indebtedness” has the meaning given to such term in the Notes (as defined in the Securities Purchase Agreement.

“Permitted Treasury Collateral” has the meaning given to such term in the Notes (as defined in the Securities Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Subsidiary Acquisition” means any acquisition by a Debtor (other than the Company) of (i) all of substantially all of the assets of another Person (each a “Target”) (or all or substantially all of a line or lines of business or a division or divisions of a Target) or (ii) more than 50% of the capital stock or other equity interests of a Target.

“Transferable Record” means a “transferable record” as defined in the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the UETA of any applicable jurisdiction or any similar state law based on the UETA.

“UETA” means the Uniform Electronic Transactions Act.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Security Documents” means this Agreement, the original Pledged Securities (as defined in the Purchase Agreement), along with executed blank stock powers to the Pledged Securities, the Custodian Control Agreements, the Guaranty, any other instruments and any other documents and filings required, executed or delivered hereunder and/or thereunder in order to grant the Agent on behalf of the Buyers a first priority security interest in the assets of the Debtors as provided herein or therein, as applicable, including without limitation all UCC-1 filing receipts, each in form and substance satisfactory to the Agent.

3
THE SECURED OBLIGATIONS. The Collateral secures and will secure all Obligations (collectively, the “Secured Obligations”). The Debtors have fully completed and delivered to the Agent the attached Perfection Certificate, attached hereto as Exhibit A (“Perfection Certificate”). Each Debtor represents and warrants as of the date of the Perfection Certificate, to its knowledge, (i) the written information provided for in the Perfection Certificate is true and correct and (ii) the Perfection Certificate does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements or information therein, in the light of the circumstances under which they were made, not materially misleading, taken as a whole, in each case, in all material respects.
4
DELIVERY OF COLLATERAL; FILING AUTHORIZATION.
(a)
Within thirty (30) days following the date hereof (or such later time as the Agent may agree in its sole discretion), each Debtor shall have delivered to the Agent all certificates, if any, representing the Pledged Interests owned by such Debtor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. The Debtors agree that all property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Debtor, and by any such other instruments or documents as Agent may reasonably request.
(b)
Each Debtor irrevocably authorizes Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (i) indicate the Collateral (A) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, in order to and as necessary or appropriate (as determined by the Agent in its sole discretion) perfect the security interests in the Collateral granted herein.
(c)
Except as expressly set forth in Sections 5, 9 and 12 herein and notwithstanding anything to the contrary in the Securities Purchase Agreement, the Notes or any other Security Document, no Debtor will be required to take any action to perfect the security interest in any Collateral securing the Obligations by any means other than by (x) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) against such Debtor; and (y) entering into one or more Custodian Control Agreements on the date hereof with respect to 300 Bitcoins;
5
[Reserved].
6
[Reserved].
7
[Reserved].
8
DEBTORS’ COVENANTS, REPRESENTATIONS AND WARRANTIES. Each Debtor represents, covenants and warrants that unless, compliance is waived by the Agent in writing:
(a)
Upon the filing of financing statements relating to the Collateral with the filing office of the jurisdiction of organization of each Debtor listed opposite its name on Schedule III attached hereto, Agent will have a valid and perfected first priority security interest in the Collateral (to the extent a security interest therein may be perfected by the filing of a financing statement), subject to Permitted Liens (as defined in the Notes).

(b)
Each Debtor will use its commercially reasonable efforts properly preserve the Collateral (except for any thereof that is sold in the ordinary course of business or with Agent’s written consent), defend the Collateral against any adverse claims and demands, and keep accurate Books and Records.

(c)
As of the date hereof, such Debtor’s chief executive office is located at the address specified in Schedule III hereto. In addition, as of the date hereof, each Debtor is incorporated in, or organized under, the laws of the state specified on Schedule III. Each Debtor shall promptly (and in any event, within ten (10) Business Days of any such change or such later time as agreed to by the Agent) notify the Agent, in writing, after any change such Debtor’s chief executive office address or state of incorporation or organization.

(d)
As of the date hereof, each Debtor’s exact legal name is as set forth in on Schedule III attached hereto. Each Debtor will promptly (and in any event, within ten (10) Business Days of any such change or such later time as agreed to by the Agent) notify the Agent, in writing, after any change in such Debtor’s name, identity or material change in its business structure.

(e)
[Reserved].

(f)
Except as otherwise specifically contemplated by this Agreement or unless otherwise agreed, each Debtor has not granted and will not grant any security interest in any of the Collateral except to the Agent, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Agent, in each case, other than Permitted Liens.

(g)
No Debtor has granted and will not grant any security interest in any of its Bitcoins except (i) to the Agent, (ii) on the Permitted Safe Note Collateral to secure obligations in respect of the Permitted Safe Notes prior to the Public Company Date and (iii) on the Permitted Treasury Collateral securing the Permitted Treasury Indebtedness, and will keep its Bitcoins free of all liens, claims, security interests and encumbrances of any kind or nature except (i) the security interest of the Agent, (ii) prior to the Public Company Date, the liens on the Permitted Safe Note Collateral securing the Permitted Safe Note and (iii) the liens on the Permitted Treasury Collateral securing the Permitted Treasury Indebtedness.

(h)
Each Debtor will promptly (and in any event, within ten (10) Business Days of any such event or such later time as agreed to by the Agent) notify the Agent, in writing, of any event which affects the value of any material Collateral (other than as a result of fluctuation in trading value of Bitcoin) or the ability of the Debtors to dispose of any material Collateral, including, but not limited to, the levy of any legal process against any material Collateral and the adoption of any marketing order, arrangement or procedure affecting a material portion of the Collateral, whether governmental or otherwise.

(i)
Each Debtor shall pay all costs necessary to preserve, defend, enforce and, to the extent practical, collect, the Collateral, including but not limited to taxes, assessments, insurance premiums, custody fees, repairs, rent, storage costs and expenses of sales and any costs to perfect the security interest of the Agent (collectively, the “Collateral Costs”). Without waiving such Debtor’s Event of Default (if any) for failure to make any such payment, the Agent, following any such failure, at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral (other than Permitted Liens), and such Collateral Costs payments shall be a part of the Obligations and bear interest at the rate set out in the Notes. Each Debtor agrees to reimburse the Agent and the Buyers on demand for any Collateral Costs reasonably incurred.

(j)
Until the Agent exercises its rights to make collection, the Debtors will use their commercially reasonable efforts to diligently collect all Collateral consisting of accounts receivables consistent with their customary business practices.

(k)
[Reserved].

(l)
[Reserved].

(m)
[Reserved].

(n)
[Reserved].

(o)
As of the date hereof, the Perfection Certificate includes a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefore, in which each Debtor has any right, title, or interest, throughout the world.
(p)
Each Debtor will at its expense, use its commercially reasonable efforts to maintain in effect all issued material patents and will renew all material trademark and material service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Debtors pursuant to the terms of its intellectual property management program. No Debtor will grant an exclusive license or transfer any of the Collateral constituting patents, trademarks, service marks, or copyright applications, except for such non-exclusive licenses or transfers as are customary in the ordinary course of the Debtors’ business, or except with the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(q)
The Equity Interests owned by the Debtors as of the date hereof (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities and (iii) are not held by any Person in an investment account, securities account, commodity account or other similar account as the date hereof, except as disclosed in Schedule II‑1 hereto.

(r)
If any Debtor forms or acquires any new direct or indirect subsidiary (other than an Excluded Subsidiary or an Immaterial Subsidiary), the Debtors agree to, concurrently with the acquisition or formation thereof, (i) amend this Agreement to reflect the addition of such Equity Interests and pledge the applicable Equity Interests to Agent as additional Collateral in accordance with Section 5, (ii) cause such newly formed or acquired subsidiary to become a party to this Agreement as a Debtor pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such subsidiary’s assets as additional Collateral, (iii) deliver to Agent an opinion of counsel in form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such subsidiary and (iv) to execute or deliver such other agreements, documents requested by the Agent in connection therewith.

(s)
To the extent constituting Collateral, if any Debtor forms or acquires any Direct Foreign Subsidiary that is an Excluded Subsidiary and is not an Immaterial Subsidiary, the Debtors agree to, concurrently with the acquisition or formation thereof, (i) amend this Agreement to reflect the addition of the applicable Equity Interests and pledge the applicable Equity Interests to Agent as additional Collateral in accordance with Section 5 and the last paragraph of Section 1, and (ii) to the extent such Subsidiary is not an Immaterial Subsidiary, take such other actions as Agent deems necessary or reasonably advisable to perfect the Agent’s security interest therein, including without limitation, executing and/or delivering to Agent foreign law pledge agreements and such other documents requested by the Agent in connection therewith together with opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) in form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the Equity Interest in such Direct Foreign Subsidiary that is an Excluded Subsidiary. If any existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason or if any Immaterial Subsidiary ceases to be an Immaterial Subsidiary for any reason (including without limitation by operation of a change in applicable law) then, the Debtors agree to, within ten (10) Business Days (or such longer period as may be agreed to by the Agent in its reasonable discretion) after such existing Excluded Subsidiary ceases to be an Excluded Subsidiary or such existing Immaterial Subsidiary ceases to be an Immaterial Subsidiary, (i) amend this Agreement to reflect the pledge of the additional Equity Interests not pledged prior to such time (such that 100% of the Equity Interests held by the Debtors shall then be pledged to Agent as Collateral, in accordance with Section 5), (ii) cause such former Excluded Subsidiary or Immaterial Subsidiary become a party to this Agreement pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such former Excluded Subsidiary’s or Immaterial Subsidiary’s assets as additional Collateral, (iii) deliver to Agent opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary or Immaterial Subsidiary (including foreign counsel, if applicable) form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such former Excluded Subsidiary or Immaterial Subsidiary and (iv) to execute or deliver such other agreements, documents reasonably requested by the Agent in connection therewith. Subject to the Foreign Collateral Exclusion, the Debtors shall promptly, and in any event no later than the date that is forty-five (45) days following the date hereof (or such other later date to which Agent may agree to in writing in its reasonable discretion), take such actions as Agent deems necessary or reasonably advisable to perfect the Agent’s security interest in the applicable Equity Interests owned by a Debtor in any Excluded Subsidiary that is a Direct Foreign Subsidiary and is not an Immaterial Subsidiary, including without limitation, executing and/or delivering to Agent foreign law pledge agreements and such other documents requested by the Agent in connection therewith together with opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) in form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the Equity Interest in such Direct Foreign Subsidiary that is an Excluded Subsidiary.

(t)
[Reserved].

(u)
[Reserved].

(v)
[Reserved].

(w)
The Debtors agree that (i) no material intellectual property of any Debtor shall be sold, assigned, or otherwise transferred to any Excluded Subsidiary or any Immaterial Subsidiary, (ii) and that no material intellectual property shall be owned, acquired or held in the name of an Excluded Subsidiary or an Immaterial Subsidiary; provided that, to the extent that any material intellectual property is hereafter developed by a Excluded Subsidiary or an Immaterial Subsidiary, solely to the extent an Event of Default has occurred and is continuing, the Debtors shall, promptly, and in any event within five (5) Business Days following the date such material intellectual property is developed by such Excluded Subsidiary or such Immaterial Subsidiary (or such other later date to which Agent may agree to in writing in its sole and absolute discretion), cause such material intellectual property to be assigned to a Debtor hereunder to be pledged as additional Collateral of such Debtor hereunder, delivering any documents requested by the Agent to evidence such assignment, in form and substance satisfactory to the Agent.

(x)
[Reserved].

(y)
Without limiting the foregoing, no Debtor shall permit any Subsidiary to, create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future indebtedness for borrowed money without the prior written consent of the Agent, other than Permitted Liens.

(z)
No Debtor shall voluntarily prepay or repurchase any Indebtedness if, at such time, or after giving effect to such payment, any Event of Default exists or occurs.

9
Accounts; CONTROL AGREEMENTS.
(a)
Each Debtor represents, covenants and warrants that such Debtor does not have or maintain any deposit accounts (other than Excluded Deposit Accounts) as of the date hereof except as set forth in Schedule II-1 hereto. Upon Agent’s request, Debtors shall from time to time provide an updated Schedule II-1 setting forth an updated schedule of deposit accounts maintained by Debtors.

(b)
As of the date hereof, each Debtor represents, covenants and warrants that such Debtor does not have or maintain any Article 12 Collateral except as set forth in Schedule 7 of the Perfection Certificate, and has delivered to Agent a fully executed Custodian Control Agreement in form and substance satisfactory to the Agent with respect to no less than 300 Bitcoins. Upon request by Agent, the Debtors shall provide Agent or Agent’s designee with an updated Schedule 7 to the Perfection Certificate. Any Article 12 Collateral that constitutes Collateral hereunder shall be maintained in an account that is separate from any account holding Excluded Bitcoin.

(c)
[Reserved].

(d)
Each Debtor further covenants and agrees that, from and after January 1, 2025, if any Custodian holding the Bitcoin Collateral is not satisfactory to Agent, Agent may direct such Bitcoin Collateral to be held by a new Custodian reasonably acceptable to Agent and applicable Debtor and obtain a new Custodian Control Agreement with respect to such Custodian and Bitcoin Collateral. Agent and Debtors acknowledge and agree that Anchorage Digital, Coinbase Global, Inc. and their respective subsidiaries are acceptable Custodians.

10
ADDITIONAL OPTIONAL REQUIREMENTS. Each Debtor agrees that the Agent may:
(a)
if an Event of Default has occurred and is continuing, at its option any number of times, (i) require the Debtors to deliver to the Agent (A) copies of or extracts from the Books and Records, and (B) information on any contracts or other matters affecting the Collateral or (ii) examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time, with or without prior notice, upon the property where any Collateral or any Books and Records are located, and

(b)
from time to time, request that Debtors provide an update to the Perfection Certificate listing all intellectual property owned by Debtors; provided, that there shall be no more than two (2) requests during any fiscal year.

(c)
only if an Event of Default has occurred and is continuing, give Custodian instructions or entitlement orders under any Custodian Control Agreement with respect to the Bitcoin Collateral.

11
[RESERVED].
12
AGENT’S REMEDIES DURING EVENT OF DEFAULT. In the event that an Event of Default has occurred and is continuing, the Agent may do any one or more of the following on behalf of the Buyers:
(a)
Enforce the security interest given hereunder pursuant to the UCC and any other applicable law and exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any other applicable law, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or any other applicable law after the occurrence and during the continuation of an Event of Default debtor, and to apply the proceeds in accordance with Section 14 hereof. To the extent permitted by law, the Debtors expressly waive any notice of sale or other disposition of the Collateral and all other rights or remedies of the Debtors or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Agent existing after the occurrence and during the continuation of an Event of Default; and to the extent any such notice is required and cannot be waived, the Debtors agree that if such notice is given in the manner provided in Section 17 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale.

(b)
Require the Debtors to obtain the Agent’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory or equipment.

(c)
Require the Debtors to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Agent on behalf of the Buyers in kind.

(d)
Require the Debtors, to the extent not previously required, to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box or account under the Agent’s exclusive Control.

(e)
Require the Debtors to assemble the Collateral, including the Books and Records, and make them available to the Agent at a place designated by the Agent.

(f)
Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtors’ equipment, if the Agent deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(g)
Demand and collect any payments on and proceeds of the Collateral. In connection therewith, each Debtor irrevocably authorizes the Agent to endorse or sign each Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to such Debtor and remove therefrom any payments and proceeds of the Collateral.

(h)
Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to any Debtor.

(i)
Grant an irrevocable, nonexclusive and assignable license to use any of the Debtors’ rights and interests in any intellectual property now owned or hereafter acquired by any Debtor, if the Agent deems such license necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Debtors agree that any such license shall be without any additional consideration to any Debtor. As used in this paragraph, “intellectual property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which any Debtor has any right or interest, whether by ownership, license, contract or otherwise, in each case, to the extent constituting Collateral.

(j)
Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Each Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(k)
Take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and take such measures as the Agent may deem necessary or advisable to do any of the foregoing, and each Debtor hereby irrevocably constitutes and appoints the Agent as the Debtors’ attorney-in-fact to perform all acts and execute all documents in connection therewith while an Event of Default is continuing. The appointment of Agent as attorney-in-fact is coupled with an interest and shall be irrevocable until the termination of this Agreement.

(l)
Provide any notice or execute any actions in respect of any system or platform on which any Article 12 Collateral that constitutes Collateral subject to a Custodian Control Agreement is recorded or maintained to realize upon such Article 12 Collateral that constitutes Collateral, and to remit the proceeds thereof to an account specified by Agent to be applied in accordance with Section 14.

(m)
Exercise any other remedies available to the Agent and/or the Buyers at law or in equity.

13
SPECIAL PROVISIONS. Each of the Debtors hereby acknowledges that the sale by Agent of any Pledged Interests resulting from an exercise by Agent of its rights hereunder must, if the Securities Act is applicable to the Pledged Interests, be made in compliance with the Securities Act of 1933 (the “Securities Act”), as well as any applicable Blue Sky or other state or provincial securities laws that may impose limitations as to the manner in which Agent or any other Person may dispose of securities. Each of the Debtors acknowledges that any sale or disposition contemplated pursuant hereto may be at prices and on terms less favorable to Agent than those obtainable through a public sale without any applicable restrictions, and, notwithstanding such circumstances, each of the Debtors agrees that any such sale or other disposition shall be deemed to have been made in a commercially reasonable manner. Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for any period of time; and each of the Debtors waives any claims against Agent arising by reason of the fact that the price that might have been obtainable in a public sale was greater than the price obtained in any such sale or disposition pursuant hereto, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
14
APPLICATION OF PROCEEDS. In the event Agent sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by Agent pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Agent first toward the payment of any costs and expenses incurred by Agent in enforcing or defending its rights and claims under this Agreement, in realizing on or protecting or preserving any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the reasonable and documented attorneys’ fees and expenses incurred by Agent, all of which costs and expenses the Debtors agree to pay, and then to such other Secured Obligations in such order as Agent may elect in accordance with the Securities Purchase Agreement. Any amounts and any Collateral remaining after such application and after payment to Agent on behalf of the Buyers of satisfaction of all of the Secured Obligations in full, shall be paid or delivered to the Debtors, their successor or assigns, or as a court of competent jurisdiction may direct.
15
[Reserved].
16
INDEMNITY. The Debtors agree, jointly and severally, to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of any rights under this Agreement, and any claims or demands of any Persons at any time claiming the Collateral or any interest therein), except to the extent caused by such Person’s own gross negligence or willful misconduct (as determined in a final judgment (not subject to further appeal) of a court of competent jurisdiction).
17
NOTICES. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second Trading Day following the date of mailing, if sent by U.S.

nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to the Company and/or

any other Debtor: Fold Holdings, Inc.

11201 North Tatum Boulevard, Suite 300, Unit 42035

Phoenix, Arizona 85028

Attention: Will Reeves

Email: will.reeves@foldapp.com

if to the Agent: [**]

or as to the Company and the other Debtors or the Agent, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 17.

18
[Reserved].
19
MISCELLANEOUS.

(a)
Any waiver, express or implied, of any provision hereunder and any delay or failure by Agent or any Buyer to enforce any provision shall not preclude Agent or any Buyer from enforcing any such provision thereafter.

(b)
To the extent required hereunder and in accordance with the terms set forth in this Agreement, the Debtors shall, at the request of the Agent, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Agent may reasonably deem necessary to create, preserve, perfect or validate Agent’s security interest in the Collateral, or to enable Agent to exercise or enforce its rights under this Agreement with respect to the Collateral, including but not limited to additional Custodian Control Agreements in accordance with the terms hereof.

(c)
This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d)
All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e)
Upon the occurrence and during the continuation of an Event of Default, in the event of any action by the Agent to enforce this Agreement or to protect the security interest of the Agent in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtors agree to pay reasonable and documented out-of-pocket costs and expenses thereof, together with attorneys’ fees and allocated costs for in-house legal services to the extent permitted by law.

(f)
Upon the occurrence and during the continuation of an Event of Default, in the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waive any demand for possession prior to the commencement of any such suit or action.

(g)
The Agent’s rights hereunder shall inure to the benefit of their successors and assigns. In the event of any assignment or transfer by any Buyers of any of the Secured Obligations or the Collateral, such Buyers thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but such Buyers shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Debtors shall be binding upon the successors and assigns of the Debtors.

(h)
Upon the occurrence and during the continuation of an Event of Default, Debtors agree that the Collateral may be sold as provided for in this Agreement and expressly waive, to the extent permitted by law, any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

(i)
None of the terms or provisions of this Agreement amended or otherwise modified except in pursuant to a written agreement executed by the Agent and the Debtors.

20
TERMINATION AND RELEASE. Upon repayment of the Secured Obligations (including the Obligations) in full (other than contingent liabilities for which no claim is being asserted), this Agreement shall automatically terminate, and the liens and security interests created hereby shall automatically be released. In the event of any sale or other disposition of Collateral permitted under the Transaction Documents, the liens and security interests in such Collateral shall terminate and be released. In furtherance of the foregoing termination and release, Agent shall, at the Debtors’ expense, execute such documents, including lien terminations or releases and UCC financing statement terminations or amendments, as Debtors may reasonably request to effect such termination and/or release; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interests granted hereunder shall be reinstated if at any time any payment or delivery pursuant to the Securities Purchase Agreement, in whole or in part, is rescinded or must otherwise be returned by the Agent or any Buyer under the application of the Bankruptcy Code or any other Debtor Law, all as though such payment or delivery had not been made.

[Signature Pages Follow]

SCHEDULE I

PLEDGED INTERESTS

Debtor	Issuing Entity of Pledged Interest	Class of Pledged Interests	Percentage of Class Owned	Percentage of Equity Interests Owned	Percentage of Equity Interests Pledged	Certificate Nos.
Fold Holdings, Inc.	Fold, Inc.	Common	100%	100%	100%	No. 1

SCHEDULE III

DEBTOR INFORMATION

Debtor’s Legal Name	Debtor’s State of Incorporation/ Organization	Debtor’s Chief Executive Office
Fold Holdings, Inc.	Delaware	11201 North Tatum Blvd., Suite 300, Unit 42035, Phoenix, AZ 85208
Fold, Inc.	Delaware	11201 North Tatum Blvd., Suite 300, Unit 42035, Phoenix, AZ 85208